Exhibit 10.12

DEBT ASSUMPTION, SETTLEMENT AGREEMENT
AND
 GENERAL RELEASE

This Agreement and General Release is made and entered into between AMERIRESOURCE TECHNOLOGIES, INC. (ARIO), MIDNIGHT HOLDINGS GROUP, INC. (MHGI) and AJW MASTER (AJWM). The above-named parties are referred to collectively hereinafter as the Parties.

RECITALS

Whereas, certain obligations exist between the Parties;

Whereas, between the dates of June 14, 2004 to November 8, 2007, MHGI made and granted to AJWM a series of promissory notes in the face amount of
$ 1,872,051.84, the “Midnight Notes”.

Whereas, the Parties now desire to resolve all claims, known and unknown, which may exist among them relating to, or arising out of, the Midnight Notes as set forth in the schedule, Exhibit A, as attached hereto.

Now therefore, in consideration of the above premises and the following covenants, it is hereby agreed as follows:

Purpose

1.
The Parties hereto understand, acknowledge, and agree that the execution of this Agreement constitutes a compromise and assumption of the obligations and debts that exist between them, that this Agreement is not to be considered as any finding of fact nor construed as an admission of wrongdoing or default by any party, those obligation are represented by the promissory notes made by MHGI to AJWM as set forth on the attached schedule, Exhibit A, (the “Midnight Notes”).

Reciprocal Obligation

2)
ARIO will deliver to NIR Group LLC a promissory note in the sum of of the Recital Amount shown above and in Exhibit A attached to AJWO as the Holder of the said note (the “New Note”).  This New Note would be delivered to AJWO upon the final execution of this Agreement by the parties.

3)
The parties hereby agree and stipulate that it is their intention that the New Note is to be treated as part of the settlement of the obligation due to AJWM under the terms of the Midnight Notes and that ARIO’s obligation to satisfy that debt is to be satisfied by the delivery of the New Notes as set forth herein.

4)
The respective Parties have agreed to jointly draft and execute this Debt Assumption, Settlement Agreement and General Release, and after the language is finalized, to provide the other with a copy of the executed signature page with all due expediency.

5)
The Parties agree that payment made in the form of items 1 through 5 of this agreement by ARIO shall constitute full and complete settlement of all claims and obligations arising from and related to the Midnight Notes that are listed on the hereto attached schedule and only the obligations as set forth there, and other notes not listed are not affected by this Agreement.

Release of Claims

6)
Each party agrees for itself, its predecessors, successors, and assigns, to fully and unconditionally release and forever discharge the other party, including  each party successors, assigns, subsidiaries, affiliates, transferees, attorneys, representatives, agents, officers, directors, employees, insurers, and reinsurers, past, present, and future, from and on account of any and all claims, demands, actions, causes of action, or charges of any nature or kind whatsoever against the other party, whether known or unknown, asserted or unasserted, choate or inchoate, related to or arising out of the Midnight Notes in any nature.

Advice of Counsel

7.
In executing this Agreement, the Parties acknowledge that they have been advised to consult with and have consulted with and had the advice of an attorney duly admitted to practice law prior to executing this Agreement and that they have voluntarily executed this Agreement after a careful and independent investigation, and not under fraud, duress, or undue influence.

Binding on Successors

8.	This Agreement shall be binding on and inure to the benefit of the Parties hereto, their heirs, executors, administrators, successors-in-interest, and assigns.

Integration

9.
All Parties hereby agree that this Agreement is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous written and oral agreements and communications relating to the Midnight Notes.

Interpretation

10.
The Parties hereby agree that no inference or rule of inference shall be made by reason of the fact that one Party caused this Agreement to be drafted. For purposes of interpretation of the Agreement, it shall be assumed that all Parties drafted each provision of the Agreement. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Nevada.

Severability

11.
If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

Confidentiality

12.
The Parties hereto specifically acknowledge, affirm, agree, and intend on their own behalf and on the behalf of their attorneys and representatives, that the terms of this Agreement shall remain entirely confidential unless disclosure is required by the court, by law, any reporting requirements of the Securities and Exchange Commission, or otherwise necessary to carry out the terms and conditions of this Agreement.

No Waiver

13.
No failure to exercise, and no delay in exercising, on the part of any Party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any right hereunder.

Further Assistance

14.	Each of the parties shall hereafter execute all documents and take all actions that are reasonably necessary to effectuate the provisions of this Agreement.

15.
ARIO further warrants and certified the Company is at the time of the execution of this Agreement, an accredited investor, as that term is defined by the SEC and that the Company is fully informed of the nature and risk of his investment in MHGI as represented by the terms of this Agreement.

Waiver of Claims

16.
The Parties hereby acknowledge that there is a risk that subsequent to the execution of this Agreement, they will discover, incur, or suffer claims which were unknown or anticipated at the time this Agreement was executed, which, if known on the date this Agreement is executed, may have materially affected their decision to execute this Agreement. The Parties expressly assume the risk of such unknown and unanticipated claims and agree that this Agreement and the general release contained herein apply to all such known or unknown or unanticipated claims.

Attorney Fees

17.
If any actual controversy arises as to the enforcement of any provision of this Agreement, the prevailing party, in any action or arbitration to enforce this Agreement, shall be entitled to recover all costs and expenses including, without limitation, attorney fees.

Consideration for Assumption of Debt

18.
In consideration to ARIO to assume the debt shown in both the Recitals above and highlighted in Exhibit A attached as prepared by the NIR Group, LLC,  MHGI will issue shares of Series A Convertible Preferred Stock that will be equal to, upon conversion into common stock, the value of debt being assumed and owed to the Fund managed by the NIR Group, LLC and/or its affiliate companies.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

Execution in Counterparts

19.
The Parties agree that this Agreement may be executed in counterparts. The Parties further agree that, in order to expeditiously effect the execution of this Agreement, a facsimile transmission of the signature pages will be deemed an original.

Therefore, the signatures below constitute an expression of the Parties and by each of them, that this Agreement is agreed to, and binding as of the date of execution:

AMERIRESOURCE TECHNOLOGIES, INC.

    Delmar Janovec
By:           _____________________ Dated:  _____________________

    President
Its:           _____________________

MIDNIGHT HOLDINGS GROUP, INC.

    Nicholas A. Cocco
By:           _____________________ Dated:  _____________________

    President & CEO
Its:           _____________________

AJW MASTER
    Corey S. Ribotsky
By:           _________________         Dated:      December ____, 2008

Manager
Its: _________________

EXHIBIT A: Schedule of Debts Assumed by:
AmeriResource Technologies, Inc. (ARIO)

ARIO	AJW PARTNERS	NEW MILLENNIUM	AJW MASTER	AJW OFF- SHORE	AJW QUALIFIED	Total

6/14/2004	50,000.00	10,175.00		88,700.00	101,125.00	250,000.00
3/31/2005	39,127.38	5,000.00		112,500.00	92,500.00	249,127.38
9/23/2005	80,000.00	10,000.00		225,000.00	185,000.00	500,000.00
12/19/2005	81,600.00	10,200.00		229,500.00	188,700.00	510,000.00
12/19/2005	(81,600.00)					(81,600.00)
1/31/2006	71,400.00	9,000.00		350,400.00	169,200.00	600,000.00
7/3/2006	29,400.00	3,900.00		183,000.00	83,700.00	300,000.00
9/1/2006	258,683.49			248,476.88	216,865.86	724,026.23
11/17/2006				450,000.00		450,000.00
12/11/2006	41,850.00	5,400.00		272,700.00	130,050.00	450,000.00
1/17/2007	15,000.00	8,000.00		400,000.00	27,000.00	450,000.00
5/1/2007	30,000.00	10,000.00		410,000.00		450,000.00
8/14/2007	39,150.00	5,400.00	405,450.00			450,000.00
10/1/2007	113,932.41	17,689.80	762,601.84			894,224.05
11/8/2007	88,000.00	8,000.00	704,000.00			800,000.00

	856,543.28	102,764.80	1,872,051.84	2,970,276.88	1,194,140.86	6,995,777.66
						6,995,777.66